Exhibit 99.1

FOR IMMEDIATE RELEASE: FEBRUARY 6, 2023

LEGGETT & PLATT REPORTS FOURTH QUARTER AND FULL YEAR RESULTS

Carthage, MO, February 6, 2023 —

•	4Q sales were $1.2 billion, a 10% decrease vs 4Q21

•	4Q EPS was $.39, a decrease of $.38 vs 4Q21

•	2022 sales were a record[1] $5.15 billion, a 1% increase vs 2021

•	2022 EPS was $2.27, a decrease of $.67 vs 2021 EPS and a decrease of $.51 vs 2021 adjusted[2] EPS

•	2022 cash flow from operations was $441 million, a 63% increase vs 2021

•	2023 guidance: sales of $4.8–$5.2 billion and EPS of $1.50–$1.90

President and CEO Mitch Dolloff commented, “Leggett & Platt’s diverse portfolio of businesses, strong cash discipline, and the ingenuity and agility of our employees helped deliver solid results in 2022 despite weak demand in residential end markets. As we moved through the year, the dynamic macroeconomic and geopolitical environment pressured our markets and affected our results. We anticipate 2023 to be a challenging year driven by continued economic uncertainty.

“We are focused on improving the things that we can control and continuing to mitigate the impacts of market challenges on our business. We are working with our customers on new product opportunities, continuing our focus on improving operating efficiency, and driving strong cash management. Our financial strength gives us confidence in our ability to successfully navigate challenging markets while investing in long-term opportunities.

“Finally, I would like to thank our dedicated employees for continually making Leggett & Platt a better company. Your collaboration, dedication, and commitment to our values helped us navigate the many recent challenges and obstacles and will help us to capitalize on opportunities in the future.”

FOURTH QUARTER RESULTS

Fourth quarter 2022 sales were $1.2 billion, a 10% decrease versus fourth quarter 2021

•	Organic sales[3] were down 12%

•	Volume was down 12%, primarily from continued demand softness in residential end markets, partially offset by growth in our Automotive, Aerospace, and Hydraulic Cylinders businesses

•	Negative currency impact of 2% was offset by raw material-related selling price increases of 2%

•	Acquisitions, net of divestitures, added 2% to sales

Fourth quarter EBIT was $91 million, down $61 million or 40% from fourth quarter 2021

•

EBIT declined primarily from lower volume and lower overhead absorption as we intentionally cut production in our Steel Rod business below demand to reduce inventory levels. These declines were partially offset by metal margin expansion.

•	As a result of these impacts and inflation, EBIT margin was 7.6%, down from 11.4% in the fourth quarter of 2021

[1]	Record is from continuing operations
[2]	Please refer to attached tables for Non-GAAP Reconciliations
[3]	Trade sales excluding acquisitions/divestitures in the last 12 months

Fourth quarter EPS was $.39, a $.38 decrease versus fourth quarter 2021 primarily from lower EBIT, higher tax rate ($.02/share), and higher interest expense ($.02/share).

FULL YEAR RESULTS

2022 sales a record1 $5.15 billion, a 1% increase versus 2021

•	Organic[3] sales were flat

•	Volume down 7% from demand softness in residential end markets, partially offset by growth in automotive and industrial end markets

•	Raw material-related selling price increases added 9%

•	Currency impact decreased sales 2%

•	Acquisitions, net of small divestitures, added 1% to sales

2022 EBIT was $485 million, down $111 million or 19% from 2021, and down $83 million or 15% versus 2021 adjusted2 EBIT.

•

EBIT decreased primarily from lower volume, lower overhead absorption from reduced production, operational inefficiencies in Specialty Foam, and higher raw material and transportation costs and operational inefficiencies in Automotive. These decreases were partially offset by metal margin expansion in our Steel Rod business and pricing discipline in the Furniture, Flooring & Textile segment.

•	2021 adjustment was a $28 million gain on the sale of real estate associated with our exited Fashion Bed business

•	EBIT margin was 9.4%, down from 2021 EBIT margin of 11.7% and adjusted[2] EBIT margin of 11.2%

2022 EPS was $2.27, a $.67 decrease versus 2021 EPS of $2.94 and a $.51 decrease versus adjusted2 EPS of $2.78 primarily from lower EBIT and higher interest expense ($.04/share).

2022 DEBT, CASH FLOW, AND LIQUIDITY

•	Net debt[2] was 2.66x trailing 12-month adjusted EBITDA[2] at year-end

•	Operating cash flow was $441 million, up from $271 million in 2021

•	Capital expenditures were $100 million

•	Total liquidity was $1.0 billion at year-end

DIVIDEND

•	Dividends were $1.74 per share in 2022, up $.08 from $1.66 per share in 2021

•	In November, Leggett & Platt’s Board of Directors declared a $.44 per share fourth quarter dividend, two cents higher than last year’s fourth quarter dividend

•	At an annual indicated dividend of $1.76 per share, the yield is 4.7% based upon Friday’s closing stock price of $37.23 per share

2022 STOCK REPURCHASES

•	Repurchased 1.7 million shares at an average price of $35.94

•	Issued .9 million shares through employee benefit plans

•	Shares outstanding at the end of the year were 132.6 million

2023 GUIDANCE

•	Sales are expected to be $4.8–$5.2 billion, -7% to +1% versus 2022

•	Volume at the midpoint expected to be down low single digits:

•	Down low single digits in Bedding Products Segment

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•	Up high single digits in Specialized Products Segment

•	Down low single digits in Furniture, Flooring & Textile Products Segment

•	Raw material-related price decreases and currency impact combined expected to reduce sales mid-single digits

•	Acquisitions completed in 2022 expected to add ~3% to sales

•	EPS is expected to be $1.50–$1.90

•	Earnings at the midpoint primarily reflects:

•	Lower metal margins in our Steel Rod business

•	Lower volume in some businesses

•	Moderate pricing pressure from deflation

•	1Q 2023 earnings expected to be down meaningfully vs 4Q 2022, primarily due to:

•	Timing of performance-based compensation accruals

•	Normal seasonality in some of our businesses

•	Based on this framework, 2023 EBIT margin is expected to be 7.5% to 8.0%

•	Additional expectations:

•	Depreciation and amortization $200 million

•	Net interest expense $85 million

•	Effective tax rate 24%

•	Fully diluted shares 137 million

•	Operating cash flow $450–$500 million

•	Capital expenditures $100 million

•	Dividends $240 million

•	Minimal acquisitions and share repurchases

SEGMENT RESULTS – Fourth Quarter 2022 (versus 4Q 2021)

Bedding Products –

•	Trade sales decreased 19%

•	Volume decreased 19% from continued demand softness in U.S. and European bedding markets and lower demand in our Steel Rod and Drawn Wire businesses

•	Currency impact of 1% offset by raw material-related selling price increases of 1%

•

EBIT decreased $46 million, primarily from lower volume and lower overhead absorption as we intentionally cut production in our Steel Rod business below demand to reduce inventory levels. These decreases were partially offset by metal margin expansion.

Specialized Products –

•	Trade sales increased 15%

•	Volume increased 10% from growth across the segment

•	Raw material-related selling price increases added 4%

•	Currency impact decreased sales 9%

•	Hydraulic Cylinders acquisition added 10%

•	EBIT decreased $5 million, primarily from currency impact and higher raw material and labor costs, partially offset by higher volume

Furniture, Flooring & Textile Products –

•	Trade sales decreased 12%

•	Volume decreased 14%, primarily from declines in Home Furniture, Fabric Converting, and Work Furniture

•	Raw material-related selling price increases added 2%

•	Currency impact decreased sales 1%

•	Textiles acquisitions added 1%

•	EBIT decreased $13 million, primarily from lower volume partially offset by pricing discipline

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SEGMENT RESULTS – Full Year 2022 (versus 2021)

Bedding Products –

•	Trade sales decreased 4%

•	Volume decreased 16% from demand softness in U.S. and European bedding markets partially offset by trade sales growth in our Steel Rod and Drawn Wire businesses

•	Raw material-related selling price increases added 12% to sales

•	Currency impact decreased sales by 1%

•	Kayfoam acquisition, net of divestitures of small operations in Drawn Wire and International Bedding, added 1%

•

EBIT decreased $102 million, primarily from lower volume, lower overhead absorption as production and inventories were adjusted to meet reduced demand, operating inefficiencies in Specialty Foam, and the non-recurrence of prior year gain from sale of real estate associated with exited Fashion Bed business ($28 million). These decreases were partially offset by higher metal margin.

Specialized Products –

•	Trade sales increased 12%

•	Volume increased 11% with growth across the segment

•	Raw material-related selling price increases added 3%

•	Currency impact decreased sales 6%

•	Hydraulic Cylinders acquisition completed in August 2022 added 4%

•

EBIT decreased $17 million, primarily from higher raw material and transportation costs, operational inefficiencies and related premium freight costs in a North American Automotive facility primarily in the first half of the year, and currency impact. These decreases were partially offset by higher volume.

Furniture, Flooring & Textile Products –

•	Trade sales increased 3%

•	Volume decreased 6% from declines in Home Furniture, Flooring, and Fabric Converting, partially offset by growth in Work Furniture

•	Raw material-related selling price increases added 10%

•	Currency impact decreased sales 1%

•	EBIT increased $6 million, primarily from pricing discipline partially offset by lower volume

SLIDES AND CONFERENCE CALL

A set of slides containing summary financial information is available from the Investor Relations section of Leggett’s website at www.leggett.com. Management will host a conference call at 7:30 a.m. Central (8:30 a.m. Eastern) on Tuesday, February 7. The webcast can be accessed from Leggett’s website. The dial-in number is (201) 689-8341; there is no passcode.

First quarter results will be released after the market closes on Monday, May 1, 2023, with a conference call the next morning.

COMPANY DESCRIPTION: Leggett & Platt (NYSE: LEG) is a diversified manufacturer that designs and produces a broad variety of engineered components and products that can be found in most homes and automobiles. The 140-year-old Company is comprised of 15 business units, approximately 20,000 employees, and 135 manufacturing facilities located in 18 countries.

Leggett & Platt is the leading U.S.-based manufacturer of: a) bedding components; b) automotive seat support and lumbar systems; c) specialty bedding foams and private label finished mattresses; d) components for home furniture and work furniture; e) flooring underlayment; f) adjustable beds; and g) bedding industry machinery.

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FORWARD-LOOKING STATEMENTS: This press release contains “forward-looking statements,” including, but not limited to the amount of the Company’s forecasted 2023 full-year volume growth; acquisition sales growth; sales, EPS, capital expenditures; depreciation and amortization; net interest expense; fully diluted shares; operating cash flow; EBIT margin; effective tax rate; amount of dividends; raw material related price decreases; currency impact; volume in each of the Company’s segments; and the description of 2023 as another challenging year. Such forward-looking statements are expressly qualified by the cautionary statements described in this provision and reflect only the beliefs of Leggett at the time the statement is made. Because all forward-looking statements deal with the future, they are subject to risks, uncertainties and developments which might cause actual events or results to differ materially from those envisioned or reflected in any forward-looking statement. Moreover, we do not have, and do not undertake, any duty to update or revise any forward-looking statement to reflect events or circumstances after the date on which the statement was made. Some of these risks and uncertainties include: the adverse impact on our sales, earnings, liquidity, margins, cash flow, costs, and financial condition caused by: the Russian invasion of Ukraine; global inflationary impacts; macro-economic impacts; the COVID-19 pandemic; the demand for our products and our customers’ products; growth rates in the industries in which we participate and opportunities in those industries; our manufacturing facilities’ ability to remain fully operational and obtain necessary raw materials and parts, maintain appropriate labor levels and ship finished products to customers; the impairment of goodwill and long-lived assets; restructuring-related costs; our ability to access the commercial paper market or borrow under our revolving credit facility, including compliance with restrictive covenants that may limit our operational flexibility and our ability to timely pay our debt; adverse impact from supply chain disruptions; our ability to manage working capital; increases or decreases in our capital needs, which may vary depending on acquisition or divestiture activity; our capital expenditures; our ability to collect trade receivables; market conditions; price and product competition from foreign and domestic competitors; cost and availability of raw materials (including semiconductors and chemicals) due to supply chain disruptions or otherwise; labor and energy costs; cash generation sufficient to pay the dividend; cash repatriation from foreign accounts; our ability to pass along raw material cost increases through increased selling prices; conflict between China and Taiwan; our ability to maintain profit margins if customers change the quantity or mix of our components in their finished products; our ability to maintain and grow the profitability of acquired companies; political risks; changing tax rates; increased trade costs; risks related to operating in foreign countries; cybersecurity breaches; customer bankruptcies, losses and insolvencies; disruption to our steel rod mill and other operations and supply chain because of severe weather-related events, natural disaster, fire, explosion, terrorism, pandemic, governmental action or labor strikes; foreign currency fluctuation; the amount of share repurchases; the imposition or continuation of anti-dumping duties on innersprings, steel wire rod and mattresses; data privacy; climate change compliance costs and market, technological and reputational impacts; our ESG obligations; litigation risks; and risk factors in the “Forward-Looking Statements” and “Risk Factors” sections in Leggett’s most recent Form 10-K and Form 10-Q reports filed with the SEC.

CONTACT: Investor Relations, (417) 358-8131 or invest@leggett.com

Susan R. McCoy, Senior Vice President, Investor Relations

Cassie J. Branscum, Senior Director, Investor Relations

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LEGGETT & PLATT	Page 6 of 8	February 6, 2023

RESULTS OF OPERATIONS	FOURTH QUARTER			YEAR TO DATE
(In millions, except per share data)	2022	2021	Change	2022	2021	Change
Trade sales	$1,195.8	$1,332.9	(10)%	$5,146.7	$5,072.6	1%
Cost of goods sold	985.2	1,067.5		4,169.9	4,034.3

Gross profit	210.6	265.4	(21)%	976.8	1,038.3	(6)%
Selling & administrative expenses	109.8	99.6	10%	427.3	422.1	1%
Amortization	16.8	15.9		66.8	67.5
Other expense (income), net	(7.2)	(2.3)		(2.3)	(47.3)

Earnings before interest and taxes	91.2	152.2	(40)%	485.0	596.0	(19)%
Net interest expense	22.2	18.4		81.4	73.9

Earnings before income taxes	69.0	133.8		403.6	522.1
Income taxes	16.2	28.2		93.7	119.5

Net earnings	52.8	105.6		309.9	402.6
Less net income from noncontrolling interest	—	(0.1)		(0.1)	(0.2)

Net Earnings Attributable to L&P	$52.8	$105.5	(50)%	$309.8	$402.4	(23)%

Earnings per diluted share
Net earnings per diluted share	$0.39	$0.77	(49)%	$2.27	$2.94	(23)%
Shares outstanding
Common stock (at end of period)	132.6	133.4	(.6)%	132.6	133.4	(.6)%
Basic (average for period)	135.8	136.5		136.1	136.3
Diluted (average for period)	136.1	137.0	(.7)%	136.5	136.7	(.1)%

CASH FLOW	FOURTH QUARTER			YEAR TO DATE
(In millions)	2022	2021	Change	2022	2021	Change
Net earnings	$52.8	$105.6		$309.9	$402.6
Depreciation and amortization	45.5	46.5		179.8	187.3
Working capital decrease (increase)	136.9	30.3		(78.0)	(337.6)
Impairments	—	—		—	—
Other operating activities	11.9	8.5		29.7	19.0

Net Cash from Operating Activities	$247.1	$190.9	29%	$441.4	$271.3	63%
Additions to PP&E	(34.8)	(30.8)		(100.3)	(106.6)
Purchase of companies, net of cash	(20.8)	(0.3)		(83.3)	(152.6)
Proceeds from business and asset sales	1.2	—		4.2	38.5
Dividends paid	(58.4)	(56.0)		(229.2)	(218.3)
Repurchase of common stock, net	—	0.3		(60.3)	(6.3)
Additions (payments) to debt, net	(47.9)	20.0		5.0	184.9
Other	3.9	2.9		(22.7)	1.9

Increase (Decrease) in Cash & Equivalents	$90.3	$127.0		$(45.2)	$12.8

FINANCIAL POSITION	Dec 31, 2022	Dec 31, 2021
(In millions)			Change
Cash and equivalents	$316.5	$361.7
Receivables	675.0	651.5
Inventories	907.5	993.2
Other current assets	59.0	58.9

Total current assets	1,958.0	2,065.3	(5)%
Net fixed assets	772.4	781.5
Operating lease right-of-use assets	195.0	192.6
Goodwill	1,474.4	1,449.6
Intangible assets and deferred costs, both at net	786.3	818.3

TOTAL ASSETS	$5,186.1	$5,307.3	(2)%

Trade accounts payable	$518.4	$613.8
Current debt maturities	9.4	300.6
Current operating lease liabilities	49.5	44.5
Other current liabilities	390.8	376.8

Total current liabilities	968.1	1,335.7	(28)%

Long-term debt	2,074.2	1,789.7	16%
Operating lease liabilities	153.6	153.0
Deferred taxes and other liabilities	348.8	380.3
Equity	1,641.4	1,648.6	—%

Total Capitalization	4,218.0	3,971.6	6%

TOTAL LIABILITIES & EQUITY	$5,186.1	$5,307.3	(2)%

LEGGETT & PLATT	Page 7 of 8	February 6, 2023

SEGMENT RESULTS [1]	FOURTH QUARTER			YEAR TO DATE
(In millions)	2022	2021	Change	2022	2021	Change
Bedding Products
Trade sales	$522.4	$647.3	(19)%	$2,356.3	$2,455.9	(4)%
EBIT	30.4	76.0	(60)%	219.6	321.3	(32)%
EBIT margin	5.8%	11.7%	-590 bps [2]	9.3%	13.1%	-380 bps [2]
Gain on sale of real estate	—	—		—	(28.2)

Adjusted EBIT	30.4	76.0	(60)%	219.6	293.1	(25)%
Adjusted EBIT margin	5.8%	11.7%	-590 bps	9.3%	11.9%	-260 bps
Depreciation and amortization	26.0	27.0		104.1	106.8

Adjusted EBITDA	56.4	103.0	(45)%	323.7	399.9	(19)%
Adjusted EBITDA margin	10.8%	15.9%	-510 bps	13.7%	16.3%	-260 bps
Specialized Products
Trade sales	$302.8	$264.0	15%	$1,118.3	$998.9	12%
EBIT	26.4	30.9	(15)%	99.4	115.9	(14)%
EBIT margin	8.7%	11.7%	-300 bps	8.9%	11.6%	-270 bps
Depreciation and amortization	10.1	9.8		40.5	44.8

EBITDA	36.5	40.7	(10)%	139.9	160.7	(13)%
EBITDA margin	12.1%	15.4%	-330 bps	12.5%	16.1%	-360 bps
Furniture, Flooring & Textile Products
Trade sales	$370.6	$421.6	(12)%	$1,672.1	$1,617.8	3%
EBIT	32.7	45.4	(28)%	165.0	159.5	3%
EBIT margin	8.8%	10.8%	-200 bps	9.9%	9.9%	— bps
Depreciation and amortization	5.7	5.9		23.2	24.0

EBITDA	38.4	51.3	(25)%	188.2	183.5	3%
EBITDA margin	10.4%	12.2%	-180 bps	11.3%	11.3%	— bps
Total Company
Trade sales	$1,195.8	$1,332.9	(10)%	$5,146.7	$5,072.6	1%
EBIT—segments	89.5	152.3	(41)%	484.0	596.7	(19)%
Intersegment eliminations and other	1.7	(0.1)		1.0	(0.7)

EBIT	91.2	152.2	(40)%	485.0	596.0	(19)%
EBIT margin	7.6%	11.4%	-380 bps	9.4%	11.7%	-230 bps
Gain on sale of real estate [3]	—	—		—	(28.2)

Adjusted EBIT [3]	91.2	152.2	(40)%	485.0	567.8	(15)%
Adjusted EBIT margin [3]	7.6%	11.4%	-380 bps	9.4%	11.2%	-180 bps
Depreciation and amortization—segments	41.8	42.7		167.8	175.6
Depreciation and amortization—unallocated [4]	3.7	3.8		12.0	11.7

Adjusted EBITDA [3]	$136.7	$198.7	(31)%	$664.8	$755.1	(12)%
Adjusted EBITDA margin	11.4%	14.9%	-350 bps	12.9%	14.9%	-200 bps

LAST SIX QUARTERS	2021		2022
Selected Figures (In Millions)	3Q	4Q	1Q	2Q	3Q	4Q
Trade sales	1,319.2	1,332.9	1,322.3	1,334.2	1,294.4	1,195.8
Sales growth (vs. prior year)	9%	13%	15%	5%	(2)%	(10)%
Volume growth (same locations vs. prior year)	(6)%	(5)%	(4)%	(6)%	(8)%	(12)%
Adjusted EBIT [3]	144.2	152.2	137.6	143.0	113.2	91.2
Cash from operations	50.1	190.9	39.0	89.8	65.5	247.1
Adjusted EBITDA (trailing twelve months) [3]	760.8	755.1	764.6	760.3	726.8	664.8
(Long-term debt + current maturities - cash and equivalents) / adj. EBITDA [3,5]	2.41	2.29	2.32	2.39	2.63	2.66

Organic Sales (Vs. Prior Year) [6]	3Q	4Q	1Q	2Q	3Q	4Q
Bedding Products	12%	15%	16%	—%	(12)%	(19)%
Specialized Products	(4)%	(4)%	2%	8%	19%	5%
Furniture, Flooring & Textile Products	12%	17%	17%	10%	—%	(13)%
Overall	8%	11%	13%	5%	(3)%	(12)%

[1]	Segment and overall company margins calculated on net trade sales.
[2]	bps = basis points; a unit of measure equal to 1/100th of 1%.
[3]	Refer to next page for non-GAAP reconciliations.
[4]	Consists primarily of depreciation of non-operating assets.
[5]	EBITDA based on trailing twelve months.
[6]	Trade sales excluding sales attributable to acquisitions and divestitures consummated in the last 12 months.

LEGGETT & PLATT	Page 8 of 8	February 6, 2023

RECONCILIATION OF REPORTED (GAAP) TO ADJUSTED (Non-GAAP) FINANCIAL MEASURES [10]

Non-GAAP Adjustments [7]	Full Year		2021		2022
(In millions, except per share data)	2021	2022	3Q	4Q	1Q	2Q	3Q	4Q
Gain on sale of real estate	(28.2)	—	—	—	—	—	—	—

Non-GAAP Adjustments (Pretax) [8]	(28.2)	—	—	—	—	—	—	—
Income tax impact	6.9	—	—	—	—	—	—	—

Non-GAAP Adjustments (After Tax)	(21.3)	—	—	—	—	—	—	—

Diluted shares outstanding	136.7	136.5	136.9	137.0	136.9	136.7	136.1	136.1
EPS Impact of Non-GAAP Adjustments	(0.16)	—	—	—	—	—	—	—

Adjusted EBIT, EBITDA, Margin, and EPS [7]	Full Year		2021		2022
(In millions, except per share data)	2021	2022	3Q	4Q	1Q	2Q	3Q	4Q
Trade sales	5,072.6	5,146.7	1,319.2	1,332.9	1,322.3	1,334.2	1,294.4	1,195.8
EBIT (earnings before interest and taxes)	596.0	485.0	144.2	152.2	137.6	143.0	113.2	91.2
Non-GAAP adjustments (pretax)	(28.2)	—	—	—	—	—	—	—

Adjusted EBIT	567.8	485.0	144.2	152.2	137.6	143.0	113.2	91.2

EBIT margin	11.7%	9.4%	10.9%	11.4%	10.4%	10.7%	8.7%	7.6%
Adjusted EBIT Margin	11.2%	9.4%	10.9%	11.4%	10.4%	10.7%	8.7%	7.6%

EBIT	596.0	485.0	144.2	152.2	137.6	143.0	113.2	91.2
Depreciation and amortization	187.3	179.8	46.6	46.5	45.7	44.5	44.1	45.5

EBITDA	783.3	664.8	190.8	198.7	183.3	187.5	157.3	136.7
Non-GAAP adjustments (pretax)	(28.2)	—	—	—	—	—	—	—

Adjusted EBITDA	755.1	664.8	190.8	198.7	183.3	187.5	157.3	136.7

EBITDA margin	15.4%	12.9%	14.5%	14.9%	13.9%	14.1%	12.2%	11.4%
Adjusted EBITDA Margin	14.9%	12.9%	14.5%	14.9%	13.9%	14.1%	12.2%	11.4%

Diluted EPS	2.94	2.27	0.71	0.77	0.66	0.70	0.52	0.39
EPS impact of non-GAAP adjustments	(0.16)	—	—	—	—	—	—	—

Adjusted EPS	2.78	2.27	0.71	0.77	0.66	0.70	0.52	0.39

Net Debt to Adjusted EBITDA [9]	Full Year		2021		2022
	2021	2022	3Q	4Q	1Q	2Q	3Q	4Q
Total debt	2,090.3	2,083.6	2,066.0	2,090.3	2,104.4	2,090.8	2,141.0	2,083.6
Less: cash and equivalents	(361.7)	(316.5)	(234.7)	(361.7)	(327.3)	(269.9)	(226.2)	(316.5)

Net debt	1,728.6	1,767.1	1,831.3	1,728.6	1,777.1	1,820.9	1,914.8	1,767.1
Adjusted EBITDA, trailing 12 months	755.1	664.8	760.8	755.1	764.6	760.3	726.8	664.8

Net Debt / Leggett Reported 12-month Adjusted EBITDA	2.29	2.66	2.41	2.29	2.32	2.39	2.63	2.66

[7]	Management and investors use these measures as supplemental information to assess operational performance.
[8]	The ($28.2) 2021 non-GAAP adjustment is included in the Other expense (income) line on the income statement.
[9]	Management and investors use this ratio as supplemental information to assess ability to pay off debt. These ratios are calculated differently than the Company’s credit facility covenant ratio.
[10]	Calculations impacted by rounding.